UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 21, 2004

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6470 Sycamore Court North
Maple Grove, Minnesota 55369
(Address of principal executive offices)

(763) 392-6200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On July 16, 2004, the Company and the Investors in the pending private placement of up to 3,785,800 shares of the Company’s common stock, for up to $5,000,120 in gross proceeds, entered into an amendment to their definitive agreement to extend the deadline for the first closing. It is now expected that the shareholders’ meeting to approve the transaction will be held on September 14, 2004, and the first closing will occur on September 15, 2004.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits

4	Amendment dated July 16, 2004 to Purchase Agreement by and among Insignia Systems, Inc. and Investors

99.1	Press release dated July 21, 2004

Item 12.   Results of Operations and Financial Condition.

On July 21, 2004, the registrant issued a press release disclosing financial information regarding the quarter and six months ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.

(Registrant)
Date: July 21, 2004	By	/s/ Denni J. Lester

(Denni J. Lester, Vice President, Finance and Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

4	Amendment dated July 16, 2004 to Purchase Agreement by and among Insignia Systems, Inc. and the Investors

99.1	Press release dated July 21, 2004.